POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of United Stationers Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints each of Richard W. Gochnauer, Kathleen S. Dvorak and Deidra D. Gold, signing singly, as the undersigned's true and lawful attorney-in-fact, to:

(a) execute for, in
the name and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, a Form ID, an Initial Statement of Beneficial Ownership on Form 3 and/or any Statements of Changes in Beneficial Ownership on Form 4 and Annual Statements of Beneficial Ownership on Form 5, together with any and all amendments thereto deemed necessary, appropriate or desirable (collectively, the "Section 16 Forms"), pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

 (b) do and perform any and all acts for and on behalf of the undersigned which may be necessary, appropriate or desirable to complete and execute any such Section 16 Forms and timely file any such
Section 16 Forms with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority; and

 (c) take any other
action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact in the name and on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The
undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, appropriate or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in
full force and effect until the undersigned is no longer required to file
Section 16 Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of this 1st day of July, 2003.



/s/ Paul Cody Phipps					            ________________________________

Signature

         Paul Cody
Phipps
	________________________________					  Print Name